Exhibit 10.11

WAIVER AGREEMENT

This Waiver and Loan Modification Agreement (“Agreement”) is made and entered into as of the 29th day of March, 2013 by and between GIBRALTAR BUSINESS CAPITAL, LLC, a Delaware limited liability company (“Lender”) and CHROMCRAFT REVINGTON, INC., a Delaware corporation (“Borrower”).

RECITALS:

WHEREAS, pursuant to a Loan and Security Agreement dated as of April 20, 2012 executed by and between Lender and Borrower (as previously amended and modified from time to time, the “Loan Agreement”), Lender agreed to make the Revolving Loans to the Borrower; and

WHEREAS, the Revolving Loans are evidenced by the Revolving Note dated April 20, 2012 from Borrower, as maker, to Lender, as payee in the original principal amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00); and

WHEREAS, Borrower has requested that Lender waive a certain covenant violation under the Loan Agreement and Lender is willing to agree to such waiver subject to amending the Loan Agreement in the manner hereinafter set forth; and

WHEREAS, Borrower and Lender now desire to amend the Loan Agreement in the manner hereinafter set forth.

AGREEMENTS:

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, it is agreed as follows:

1.            Defined Terms.  Except as specifically defined in this Agreement, all capitalized terms used herein and in the foregoing recitals shall have the meanings ascribed therefor in the Loan Agreement.

2.            Recitals.  The foregoing recitals are hereby incorporated into this Agreement as if fully set forth herein.

3.            Waiver.  Borrower has requested that Lender waive the following covenant violation under the Loan Agreement:

Borrower's failure to satisfy the Net Income covenant set forth in Section 10.1 and Exhibit C of the Loan Agreement for the twelve (12) month period ending December 31, 2012.

Subject to Borrower’s execution of this Agreement and satisfaction of all conditions contained herein, Lender hereby grants to Borrower a waiver of the aforementioned covenant violation (the “Waiver”).  The Waiver set forth herein is effective solely for the purpose set forth herein and shall be limited precisely as written and shall not be deemed to be a consent to any amendment, waiver, modification of, or non-compliance with, any other term or condition of the Loan Agreement or the Loan Documents as amended hereby or otherwise prejudice any right or remedy which the Lender may now have or may have in the future in connection with the Loan Agreement or the Loan Documents.

4.            Waiver Fee.  In consideration of the Waiver to and for the benefit of Borrower contained herein, Borrower shall pay to Lender a non-refundable waiver fee of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) (“Waiver Fee”).  The Waiver Fee shall be paid by Borrower concurrently with the execution of this Agreement.

5.            Additional Loan Expenses.  Borrower hereby agrees to pay all expenses, charges, costs and fees relating to this Agreement, including, without limitation,  Lender’s reasonable attorneys’ fees in connection with the documentation and negotiation of this Agreement, and all other expenses, charges, costs and fees referred to or necessitated by the terms of this Agreement (collectively, the “Additional Loan Expenses”).  In the event the Additional Loan Expenses are not paid to Lender within five (5) days after the written demand therefore by Lender, such failure shall be deemed an Event of Default and the Additional Loan Expenses shall bear interest from the date so incurred until paid at the Default Rate.

6.            Representations and Warranties.  Borrower represents and warrants to Lender that:

(a)            it has full power and authority to execute and deliver this Agreement;

(b)            upon the execution and delivery of this Agreement, it shall be valid, binding and enforceable upon Borrower in accordance with its terms;

(c)            the execution and delivery of this Agreement does not and will not contravene, conflict with, violate or constitute a default under any agreement or any applicable law, rule, regulation, judgment, decree or order, or any agreement, indenture or instrument to which Borrower is a party or by which Borrower is bound;

(d)            except as specifically waived in writing by Lender, no Event of Default has occurred and no condition exists which, with the giving of notice and/or the passage of time, would constitute an Event of Default;

(e)            there are no defenses to the enforcement of the Loan Documents as modified hereby; and

(f)            there is not any condition, event or circumstance existing, or any litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending, or to the best of Borrower’s knowledge threatened, affecting Borrower or which could prevent Borrower from complying with or performing its obligations under the Loan Documents within the time limit set forth therein for such compliance or performance, and no basis for any such matter exists.

7.            Consent and Affirmation.  Borrower, by its execution of this Agreement, reaffirms all of its obligations and liabilities to Lender under the Loan Documents, including, but not limited to, the repayment in full of all principal, interest, fees and costs due Lender under the Loan.

8.             Reaffirmation of All Loan Documents.  The terms and conditions of the Loan Agreement and the Loan Documents shall be and remain in full force and effect and shall continue to govern the rights and obligations of the parties.  Borrower hereby restates, remakes and reaffirms any and all covenants, representations and warranties contained in the Loan Agreement or any of the Loan Documents to is a signatory as if all such instruments had been executed as of the date hereof.

9.            No Defenses, Counterclaims.  Borrower hereby represents and warrants to, and covenants with, Lender that as of the date hereof, (a) it has no defenses, offsets or counterclaims of any kind or nature whatsoever against Lender with respect to the Loan or any of the Loan Documents, or any action previously taken or not taken by Lender with respect thereto or with respect to any security interest, encumbrance, lien or collateral in connection therewith, and (b) Lender has fully performed all obligations which it may have had or has on and as of the date hereof pursuant to the Loan Documents.

10.            General Release.  In consideration of Lender entering into this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower for:  (i) itself, (ii) any parent, affiliate or subsidiary thereof, (iii) any partnership or joint venture of which any person or entity comprising such person (or any parent, affiliate or subsidiary thereof) is a partner, and (iv) the respective partners, members, managers, officers, directors, shareholders, agents, employees, heirs, legal representatives, legatees, successors and assigns of all of the foregoing persons and entities, hereby releases and forever discharges Lender, its past, present and future shareholders, successors, assigns, officers, directors, agents, attorneys and employees together with their respective heirs, legal representatives, legatees, successors and assigns of and from all actions, claims, demands, damages, debts, losses, liabilities, indebtedness, causes of action either at law or in equity and of whatever kind or nature, whether known or unknown, direct or indirect, existing as of the date of this Agreement, by reason of any matter, cause or thing whatsoever arising out of or relating to the transactions which are the subject of this Agreement.

(a)            It is acknowledged that Borrower has read the General Release provisions of this Paragraph 10 and consulted legal counsel before executing same; that Borrower has relied upon its own judgment and that of its legal counsel in executing the General Release provisions of this Paragraph 10 and has not relied on or been induced by any representation, statement or act by any other party referenced to herein which is not referred to in this instrument; that Borrower enters into the General Release provisions of this Paragraph 10 voluntarily, with full knowledge of its significance; and that the General Release provisions of this Paragraph 10 are in all respects complete and final.

(b)            If any term or provision of the General Release contained herein or the application thereof to any person, entity or circumstance shall, to any extent, be held invalid and/or unenforceable by a court of competent jurisdiction, the remainder of the General Release contained herein, or the application of such term or provisions to persons, entities or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of the General Release contained herein shall be valid and be enforced to the fullest extent permitted by law.

11.            No Custom.  This Agreement shall not establish a custom or waive, limit or condition the rights and remedies of Lender under the Loan Documents, all of which rights and remedies are expressly reserved.

12.            Event of Default.  Borrower hereby acknowledges and agrees that a breach by Borrower of any term, provision, covenant or condition herein set forth or herein required of Borrower, to be kept or performed, and which is not kept or performed pursuant to the terms hereof, shall constitute an Event of Default under the Loan Documents if said Event of Default is not cured within any applicable cure or grace period provided for in the Loan Documents.

13.            Captions/Counterparts.  The captions used herein are for convenience of reference only and shall not be deemed to limit or affect the construction and interpretation of the terms of this Agreement.  This Agreement may be executed in any number of counterparts, all of which shall be taken to be one and the same instrument, with the same effect as if all parties had signed the same signature page.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Lender and Borrower have duly authorized and executed this Waiver and Loan Modification Agreement effective as of the date first above written.

BORROWER:	LENDER:

CHROMCRAFT REVINGTON, INC.,	GIBRALTAR BUSINESS CAPITAL, LLC,
a Delaware corporation	a Delaware limited liability company

By:	/s/ James M. La Neve	By:	/s/ Scott Winicour
Name:	James M. La Neve	Name:	Scott Winicour
Title:	VP and CFO	Title:	COO

EXHIBIT C

FINANCIAL COVENANTS

For the nine (9) month period ending September 29, 2012	($3,500,000.00)

For the twelve (12) month period ending December 31, 2012	($3,500,000.00)

For the three (3) month period ending March 30, 2013	($200,000.00)

For the six (6) month period ending June 29, 2013	($400,000.00)

For the nine (9) month period ending September 28, 2013	($500,000.00)

For the twelve (12) month period ending December 31, 2013	($600,000.00)

For the three (3) month period ending March 29, 2014	($100,000.00)